Dryden Municipal Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      								April 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Municipal Series Fund
       File No. 811-4023


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Municipal Series Fund for the six-month period ended February 28, 2007. The
Form N-SAR was filed using the EDGAR system.



                                          Very truly yours,


                                          /s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of April 2007.


DRYDEN MUNICIPAL SERIES FUND

Witness: /s/ Floyd Hoelscher					     By: /s/ Jonathan D. Shain
         Floyd Hoelscher		  	      		     Jonathan D. Shain
         						     	     Assistant Secretary